CUSIP No.	47738D101

Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares of Jianpu Technology Inc., including Class A Ordinary Shares represented by American depositary shares, and that this Agreement be included as an Exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: July 30, 2024

/s/ James Qun Mi
James Qun Mi

/s/ Ronald Cao
Ronald Cao

Lightspeed China Partners I GP, LLC

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	Authorized Signatory

Lightspeed China Partners I, L.P.

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	Authorized Signatory

Lightspeed China Partners I-A, L.P.

By:	/s/ James Qun Mi
Name:	James Qun Mi
Title:	Authorized Signatory

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